Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release — April 15, 2009

DATALINK REPORTS 2009 FIRST QUARTER OPERATING RESULTS

First Quarter 2009 Results in Line with Guidance

MINNEAPOLIS — April 15, 2009 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, reported that revenues for the quarter ended March 31, 2009, were $39.9 million compared to $47.7 million for the prior-year period, a decrease of 16 percent.

GAAP Results

On a GAAP basis, the company reported a net loss of $596,000 or $0.05 per diluted share for the first quarter ended March 31, 2009.  This compares to net earnings of $505,000 or $0.04 per diluted share in the first quarter of 2008.

Non-GAAP Results

Non-GAAP net loss for the first quarter of 2009 was $273,000 or $0.02 per diluted share compared to non-GAAP net earnings of $769,000 or $0.06 per diluted share in the first quarter of 2008.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Charlie Westling, Datalink’s President and CEO, commented, “First quarter results reflect the continuing negative impact of the economic slowdown that many of our customers are experiencing.  Customers continue to scrutinize projects very closely and delay larger implementations wherever possible in an effort to conserve cash in this uncertain environment.  Despite these challenging conditions, we were pleased to be able to come through the quarter with a stronger cash position and deliver results that were in line with revenue expectations and an operating loss that was at the more favourable end of expectations.  We saw several positives during the quarter, including:

•                  Total services revenues during the first quarter of 2009 increased 7 percent on a year-over-year basis, as both customer support and professional services revenues were at higher levels than the first quarter of 2008;

•                  Overall gross profit margin in the first quarter remained strong at 26.5 percent, which represents the seventh consecutive quarter of gross margin in excess of 26 percent;

•                  Good progress was made in reducing our cost structure through various initiatives undertaken midway through the first quarter, with our quarterly break even sales run-rate, on a non-GAAP basis, approaching the low $40 million range as we head into the second quarter;

•                  A stronger balance sheet, with cash and investments increasing to $29.1 million at the end of the first quarter, up $1.4 million from the end of the fourth quarter of 2008.”

Westling continued, “Against the backdrop of continuing economic challenges as we head into the second quarter of 2009, we plan to build upon our current platform and financial strength, expand our market share and improve our competitive position in the marketplace.”

Outlook

The company ended the first quarter of 2009 with a backlog of approximately $29 million, which represents firm orders expected to be recognized as revenue within the next 90 days.  After a slow period of bookings activity throughout January, February and early March, we did see bookings pick up considerably during the last few weeks of March, and this increased activity has continued through the first two weeks of April.  While we expect customers to continue to be cautious with their IT and storage purchasing activity during the second quarter, we believe that we will be able to generate sequentially higher revenues and earnings for the second quarter of 2009.  Specifically, we expect revenues to be between $40 and $45 million for the second quarter, with GAAP results ranging from a loss of $0.03 per diluted share to earnings of $0.03 per diluted share and on a non-GAAP basis results in the range of a loss of $0.01 per diluted share to earnings of $0.05 per diluted share. This compares with revenues of $49.7 million in the second quarter of 2008 with GAAP earnings of $0.08 per diluted share and non-GAAP earnings of $0.10 per diluted share.  Non-GAAP earnings per share exclude the effect of purchase accounting adjustments from the MCSI acquisition to deferred revenue, stock-based compensation expense, amortization of acquisition related intangible assets, and the related effects on income taxes.  The company estimates this total effect will be approximately $.02 per diluted share for the second quarter of 2009.

Conference Call and Webcast Today

Datalink will hold a conference call today at 4:00 p.m. Central Time during which time Datalink’s president and chief executive officer, Charlie Westling, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview.  Participants can access the conference call by dialing (866) 323-3836.  Participants will be asked to identify the Datalink conference and provide the designated identification number (91271221). A live Webcast of the conference call can be heard via Datalink’s Website at www.datalink.com.

About Datalink

An information storage architect since 1987, Datalink helps organizations store, manage, and protect one of their most critical assets—information. The company’s solutions and services span four practices: backup and recovery; consolidation and virtualization; archive and compliance; and business applications. From analysis and design to implementation, management and support, Datalink is focused on maximizing the business value of IT.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2009 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from purchase accounting adjustments to deferred revenue, stock-based compensation expense, amortization of intangible assets, integration costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Datalink believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Datalink’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Datalink’s results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to the Datalink’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. Datalink believes that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

# # #

Company contacts:

Investor Relations:		Analyst Contact:
Kim Payne		Greg Barnum
Investor Relations Coordinator		Chief Financial Officer
Phone:	952-279-4794	Phone: 952-279-4816
Fax:	952-944-7869
e-mail: einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008

Net sales:
Products	$19,252	$28,526
Services	20,616	19,199
Total net sales	39,868	47,725

Cost of sales:
Cost of product sales	14,400	21,067
Cost of service sales	14,895	13,652
Total cost of sales	29,295	34,719
Gross profit	10,573	13,006
Operating expenses:
Sales and marketing	5,501	5,837
General and administrative	2,930	3,173
Engineering	2,820	3,158
Amortization of intangibles	178	178
	11,429	12,346
Earnings (loss) from operations	(856)	660
Interest income	39	198
Earnings (loss) before income taxes	(817)	858
Income tax expense (benefit)	(221)	353
Net earnings (loss)	$(596)	$505

Net earnings (loss) per common share:
Basic	$(0.05)	$0.04
Diluted	$(0.05)	$0.04
Weighted average common shares outstanding:
Basic	12,455	12,306
Diluted	12,455	12,403

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	March 31, 2009	December 31, 2008

Assets
Current assets
Cash and cash equivalents	$27,642	$26,257
Short term investments	1,474	1,473
Accounts receivable, net	7,827	22,293
Inventories	1,397	1,230
Deferred customer support contract costs	42,776	43,674
Inventories shipped but not installed	7,309	10,235
Current deferred income taxes	1,417	1,417
Income tax receivable	458	14
Other current assets	471	219
Total current assets	90,771	106,812
Property and equipment, net	1,873	2,088
Goodwill	17,748	17,748
Intangibles, net	2,722	2,900
Other assets	257	271
Total assets	$113,371	$129,819

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,915	$23,377
Accrued commissions	916	1,328
Accrued sales and use tax	196	403
Accrued expenses, other	1,831	3,451
Sublease reserve current	305	311
Deferred revenue from customer support contracts	55,673	56,915
Total current liabilities	69,836	85,785
Deferred rent	142	157
Deferred income tax liability	723	723
Sublease reserve non-current	561	635
Total liabilities	71,262	87,300

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 12,920,378 and 12,930,264 shares issued and outstanding as of March 31, 2009 and December 31, 2008, respectively	13	13
Additional paid-in capital	40,330	40,144
Retained Earnings	1,766	2,362
Total stockholders’ equity	42,109	42,519
Total liabilities and stockholders’ equity	$113,371	$129,819

DATALINK CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET EARNINGS (LOSS)

(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008

Net earnings (loss) on a GAAP basis	$(596)	$505
Adjustments:
Purchase accounting adjustment to MCSI deferred revenue	15	50
Total gross margin adjustments	15	50

Stock based compensation expense included in sales and marketing	74	66
Stock based compensation expense included in general and administrative	118	88
Stock based compensation expense included in engineering	57	66
Amortization of intangible assets	178	178
Total operating expense adjustments	427	398

Income tax effect	(119)	(184)

Non-GAAP net earnings (loss)	$(273)	$769

Non-GAAP net earnings (loss) per share - Basic	$(0.02)	$0.06
Non-GAAP net earnings (loss) per share - Diluted	$(0.02)	$0.06

Shares used in non-GAAP per share calculation - Basic	12,455	12,306
Shares used in non-GAAP per share calculation - Diluted	12,455	12,403

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2009	2008

Cash flows from operating activities:
Net earnings (loss)	$(596)	$505
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for bad debts	9	9
Depreciation	219	241
Amortization of intangibles	178	178
Amortization of discount on short term investments	(6)	—
Deferred rent	(15)	(32)
Amortization of sublease reserve	(80)	(86)
Stock based compensation expense	249	220
Changes in operating assets and liabilities:
Accounts receivable	14,463	11,837
Inventories	2,759	2,085
Deferred customer support contract costs/revenues, net	(344)	622
Accounts payable	(12,462)	(12,472)
Accrued expenses	(2,239)	(1,700)
Other	(682)	12
Net cash provided by operating activities	1,453	1,419

Cash flows from investing activities:
Proceeds from sale (purchases) of investments	(1)	2,477
Purchases of property and equipment	(4)	(126)
Net cash provided by (used in) investing activities	(5)	2,351

Cash flows from financing activities:
Tax expense from stock based compensation	(39)	—
Tax withholding payments reimbursed by restricted stock	(24)	(21)
Net cash used in financing activities	(63)	(21)

Increase in cash and cash equivalents	1,385	3,749
Cash and cash equivalents, beginning of period	26,257	22,687
Cash and cash equivalents, end of period	$27,642	$26,436